EXHIBIT 10.12

EXECUTION COPY

MEMORANDUM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

THIS MEMORANDUM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS is dated as of January 11th, 2002, between APCOA/STANDARD PARKING, INC., a Delaware corporation having its principal place of business at 900 North Michigan Avenue, Suite 1600, Chicago, Illinois 60611 (the “Assignor”), and WILMINGTON TRUST COMPANY, having an office at Rodney Square North, 1100 North Market Street, Wilmington Delaware 19890,  as trustee and collateral agent (hereinafter, in such capacity, the “Agent”) for itself and the several holders (the “Holders”) of the 14% Senior Subordinated Second Lien Notes due 2006 (the “Notes”) issued by the “Assignor”), pursuant to an indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Assignor, certain of the Assignor’s subsidiaries (the “Guarantors”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Assignor and the Guarantors have severally agreed to make payments to the Agent and the Holders upon the terms and subject to the conditions set forth therein;

WHEREAS, the Assignor is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the offering and exchange of the Notes will be used in part to enable the Assignor to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Assignor and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the offering and issuance of the Notes to the Holders; and

WHEREAS, it is a condition precedent to the issuance of the Notes that Assignor shall have executed and delivered this Memorandum of Grant of Security Interest in Copyrights (as it may be amended, restated, modified or supplemented and in effect from time to time, this “Copyright Memorandum”) to the Agent for the ratable benefit of the Agent and the Holders;

WHEREAS, the Assignor has executed and delivered to the Agent, for the benefit of the Agent and the Holders, the Security Agreement, as of even date herewith (the “Security Agreement”), by the Assignor and the Guarantors in favor of the Agent for itself and the Holders, pursuant to which the Assignor has granted to the Agent, for the benefit of the Agent and the Holders, a second priority security interest in substantially all of the Assignor’s existing and after-acquired personal property and fixture assets (the “Collateral”), including without limitation (i) the copyrights and all other rights in and to the works identified in Exhibit A attached hereto, (ii) the copyrights and all other rights in and to all other copyrighted or copyrightable works of the Assignor now or hereafter existing or now owned or hereafter acquired, whether or not identified by a title and/or United States Copyright Office registration number, whether or not identified on Exhibit A attached hereto, and whether or not registered with the United States Copyright Office, and (iii) all proceeds from the sale, exchange, license, lease or other transfer or disposition or collection of any of the foregoing (in whole or in part) or of any right or interest therein, and all proceeds or other value received and attributable (in whole or in part) to the ownership, possession or use of any of the foregoing (including without limitation any amounts recovered or recoverable on account of any infringement or misappropriation thereof), all to secure the payment and performance in full of the Notes and the other obligations of the Assignor and the Guarantors under the Indenture; and

WHEREAS, this Copyright Memorandum is supplemental to the provisions contained in the Security Agreement;

NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

The Assignor hereby grants to the Agent, for the benefit of the Agent and the Holders, and notice is hereby given that the Assignor has granted to the Agent, for the benefit of the Agent and the Holders, a second priority security interest in the Collateral, all in accordance with the terms and conditions of the Security Agreement.

The Assignor hereby further authorizes the Agent (i) to modify this Copyright Memorandum, without the necessity of the Assignor’ s further approval or signature, by amending Exhibit A hereto to include any other copyrights or other rights in and to the copyrighted or copyrightable works in which the Assignor now has or hereafter acquires any right, title or interest, and (ii) to take such further actions as may be necessary or appropriate to obtain and perfect the Agent’s security interest in any such right, title or interest of the Assignor (including but not limited to recording any such amended Copyright Memorandum with the United States Copyright Office).

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Memorandum of Grant of Security Interest in Copyrights has been executed as an instrument under seal as of the day and year first above written.

APCOA/STANDARD PARKING, INC.

By:	/s/ G. Marc Baumann

Name:	G. Marc Baumann

Title:	Executive Vice President, Chief Financial Officer, Treasurer

WILMINGTON TRUST COMPANY, as Agent

By:	/s/ James D. Nesci

Name:	James D. Nesci

Title:	Authorized Signer

EXHIBIT A
TO MEMORANDUM OF GRANT
OF SECURITY INTEREST IN COPYRIGHTS

COPYRIGHTS

Certificate of Copyright Registration	Author	Registration No.	Registration Date
Client View Computer Program	APCOA, Inc.	TX 4-350-380	July 22, 1996
Hand-Held Program	APCOA, Inc.	TXu 437 515	September 24, 1990
License Plate Inventory Program	APCOA, Inc.	TXu 437 516	September 24, 1990
ParkStat Reference Manual	APCOA, Inc.	TX 3-612-384	July 23, 1993
ParkStat	APCOA, Inc.	TX 3-742-360	July 19, 1993